                                                                      Exhibit 23


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-80449 pertaining to the 1999 Stock Incentive Plan of AMETEK, Inc.; No. 333-34789 pertaining to the 1997 Stock Incentive Plan of AMETEK, Inc.; and No. 2-97434 pertaining to the AMETEK Retirement and Savings Plan, and in the related Prospectuses, of our report dated June 21, 1999, with respect to the financial statements of the AMETEK Retirement and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.


                                               /s/  Ernst & Young LLP


Philadelphia, Pennsylvania
June 24, 1999